Exhibit 99.1

BREAD FINANCIAL ANNOUNCES RESULTS OF TENDER OFFER FOR ANY AND ALL OF ITS
OUTSTANDING 4.750% SENIOR NOTES DUE 2024

Columbus, Ohio, June 15, 2023 – Bread Financial Holdings, Inc. (NYSE: BFH) (“Bread Financial” or the “Company”) announced the results, as of 5:00 p.m., New York City time, on June 14, 2023 (the “Expiration Time”), of its previously announced cash tender offer for its outstanding 4.750% Senior Notes due 2024 (the “Notes”). The cash tender offer was announced on June 8, 2023 and was made pursuant to the Offer to Purchase and the related Notice of Guaranteed Delivery, each dated June 8, 2023 (the “Tender Offer Documents”). The following table presents the aggregate principal amount of the Notes tendered and not validly withdrawn as of the Expiration Time and the aggregate principal amount of the Notes tendered pursuant to the guaranteed delivery procedures described in the Tender Offer Documents. Capitalized terms used but not defined herein shall have the meaning given to them in the Offer to Purchase.

Title of Security	CUSIP / ISIN	Principal Amount Outstanding	Principal Amount Tendered as of Expiration Time(1)	Principal Amount Tendered pursuant to Guaranteed Delivery
4.750% Senior Notes due 2024	144A: 018581 AK4 / US018581AK47 Reg S: U01797 AH9 / USU01797AH90	$850,000,000	$564,679,000	$1,815,000

(1)    Amounts do not include the principal amount of the Notes tendered pursuant to the guaranteed delivery procedures described in the Tender Offer Documents.

The Company has accepted for purchase all Notes validly tendered and not validly withdrawn at or prior to the Expiration Time. Holders whose Notes have been accepted for purchase will also receive accrued and unpaid interest on the purchased Notes from, and including, the last interest payment date for such Notes up to, but excluding, the Settlement Date (as defined below). The Company also expects to accept Notes validly tendered and delivered pursuant to the guaranteed delivery procedures described in the Tender Offer Documents. The Company will not accept any further tenders.

The settlement date for Notes validly tendered and not validly withdrawn at or prior to the Expiration Time is expected to be June 20, 2023 (the “Settlement Date”). On June 7, 2023, Bread Financial entered into a new credit agreement, pursuant to which the lenders thereunder have agreed to fund a new $700 million senior unsecured revolving credit facility and a new $575 million senior unsecured delayed draw term loan facility. The new credit agreement became effective on June 13, 2023, and the Company intends to use a portion of the borrowings under the new delayed draw term loan facility, together with cash on hand, to fund the purchase of the Notes.

J.P. Morgan Securities LLC acted as sole lead dealer manager for the tender offer (the “Sole Lead Dealer Manager”), and BMO Capital Markets Corp., BNP Paribas Securities Corp., CIBC World Markets Corp., KeyBanc Capital Markets Inc., Scotia Capital (USA) Inc., Truist Securities, Inc., RBC Capital Markets, LLC and U.S. Bancorp Investments, Inc. served as co-dealer managers for the tender offer (the “Co-Dealer Managers” and, together with the Sole Lead Dealer Manager, the “Dealer Managers”).

This news release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The tender offer was made only by, and pursuant to the terms of, the Tender Offer Documents. The tender offer was not made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the tender offer be made by a licensed broker or dealer, the tender offer was made by the Dealer Managers on behalf of the Company. None of the Company, D.F. King & Co., Inc., as Tender and Information Agent, or the Dealer Managers, nor any of their affiliates, has made any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offer.

About Bread Financial
Bread Financial Holdings, Inc. (NYSE: BFH) is a tech-forward financial services company providing simple, personalized payment, lending and saving solutions. The Company creates opportunities for its customers and partners through digitally enabled choices that offer ease, empowerment, financial flexibility and exceptional customer experiences. Driven by a digital-first approach, data insights and white-label technology, Bread Financial delivers growth for its partners through a comprehensive product suite, including private label and co-brand credit cards, installment lending, and buy now, pay later (BNPL). Bread Financial also offers direct-to-consumer solutions that give customers more access, choice and freedom through its branded Bread Cashback™ American Express® Credit Card and Bread Savings™ products.

Headquartered in Columbus, Ohio, Bread Financial is powered by its 7,500+ global associates and is committed to sustainable business practices.

Caution Concerning Forward-Looking Statements
This news release may contain forward-looking statements, including, but not limited to, our financing plans and the details thereof, including the tender offer of the Notes and the other expected effects of such transaction. Forward-looking statements may generally be identified by the use of the words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, rising interest rates, unemployment levels and the increased probability of a recession, and the related impact on consumer payment rates, savings rates and other behavior; global political and public health events and conditions, including the ongoing war in Ukraine and the continuing effects of the global COVID-19 pandemic; future credit performance, including the level of future delinquency and write-off rates; the loss of, or reduction in demand from, significant brand partners or customers in the highly competitive markets in which we compete; the concentration of our business in U.S. consumer credit; inaccuracies in the models and estimates on which we rely, including the amount of our Allowance for credit losses and our credit risk management models; the inability to realize the intended benefits of acquisitions, dispositions and other strategic initiatives; our level of indebtedness and ability to access financial or capital markets; pending and future legislation, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; impacts arising from or relating to the transition of our credit card processing services to third party service providers that we completed in 2022; failures or breaches in our operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; and any tax liability, disputes or other adverse impacts arising out of or relating to the spinoff of our former LoyaltyOne segment or the recent bankruptcy filings of Loyalty Ventures Inc. and certain of its subsidiaries. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Contacts

Investors/Analysts
Brian Vereb
Brian.Vereb@BreadFinancial.com

Susan Haugen
Susan.Haugen@BreadFinancial.com

Media
Rachel Stultz
Rachel.Stultz@BreadFinancial.com

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